Exhibit 10.1

Personalis, Inc.

6600 Dumbarton Circle

Fremont, California 94555

Attention: Christopher Hall

July 20, 2026

Re: Voting Agreement

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (as may be amended from time to time, the “Merger Agreement”), by and among Personalis, Inc., a Delaware corporation (the “Company”), Tempus AI, Inc., a Nevada corporation (“Parent”), Aviary Development, Inc., a Delaware corporation, and Toucan Development, LLC, a Nevada limited liability company, pursuant to which the Company will be merged with and into a subsidiary of Parent (the “Mergers”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.

The undersigned stockholder (“Stockholder”) hereby agrees as follows:

1.

Voting of Shares. Stockholder agrees that, until the earlier of (a) the Effective Time and (b) the valid termination of the Merger Agreement in accordance with its terms, at any meeting of the stockholders of the Company and in any action by written consent of the stockholders of the Company, Stockholder shall vote (or cause to be voted) all shares of Company Common Stock owned of record or beneficially by Stockholder or over which Stockholder exercises voting power (collectively, the “Shares”): (i) in favor of the adoption of the Merger Agreement and the approval of the Mergers and the other transactions contemplated thereby; and (ii) against any Acquisition Proposal or any other proposal, action or agreement that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Mergers.

2.

Transfer Restrictions. Until this Agreement terminates, Stockholder shall not, directly or indirectly: (a) sell, transfer, pledge, hypothecate, encumber or otherwise dispose of any Shares, or enter into any agreement or arrangement with respect thereto; (b) grant any proxy or power of attorney, deposit any Shares into a voting trust, or enter into any voting agreement or arrangement with respect to the Shares (each, a “Voting Proxy”); or (c) take any action that could make any representation or warranty herein untrue or prevent Stockholder from performing its obligations hereunder. Stockholder represents that no Voting Proxy with respect to the Shares is currently effective, and any such Voting Proxy previously granted is hereby revoked.

3.

Waiver of Appraisal Rights. Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the Delaware General Corporation Law in connection with the Mergers.

4.

Representations. Stockholder represents and warrants that (a) Stockholder has all requisite power and authority to execute and deliver this letter agreement and to perform Stockholder’s obligations hereunder, (b) this letter agreement has been duly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, and (c) Stockholder is the record and/or beneficial owner of the Shares set forth on the signature page hereto.

5.	Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

6.

Miscellaneous. This letter agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended except in a writing signed by both parties. This letter agreement may be executed in counterparts.

7.

Termination. This letter agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) any modification, amendment or waiver to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to Stockholder pursuant to the Merger Agreement as in effect on the date hereof (other than pursuant to changes expressly contemplated by the Merger Agreement as in effect on the date hereof), extends the Outside Date or imposes any additional conditions or obligations that would reasonably be expected to prevent or impede the consummation of the Mergers and (d) the mutual written consent of all of the parties hereto. Upon termination of this letter agreement, no party hereto shall have any further obligations or liabilities under this letter agreement; provided, however, that nothing set forth in this paragraph 7 shall relieve any party hereto from liability for any willful breach of this letter agreement or from fraud prior to termination of this letter agreement.

Very truly yours,

STOCKHOLDER:

MERCK SHARP & DOHME LLC

By: /s/ Sunil A. Patel
Name: Sunil A. Patel
Title: SVP, BD&L

Shares: 14,044,943 shares of Company Common Stock

ACKNOWLEDGED AND AGREED:

PERSONALIS, INC.

By: /s/ Chris Hall
Name: Chris Hall
Title: Chief Executive Officer